Exhibit 4.4

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture (this “Supplemental Indenture”), is entered into as of May 24, 2021, among Quotient Limited, a public limited liability no par value company formed under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors party hereto, and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent executed and delivered an Indenture, dated as of October 14, 2016 (the “Original Indenture”), pursuant to which, on October 14, 2016, the Issuer issued an initial US$84,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023 (the “Original Securities”);

WHEREAS, on December 4, 2018 and March 5, 2021, the Issuer, the Guarantors, the Trustee and the Collateral Agent entered into the First Supplemental Indenture and the Second Supplemental Indenture, respectively, to reflect certain amendments to the Original Indenture (such supplemental indentures, together with the Original Indenture, the “Indenture”);

WHEREAS, pursuant to the terms of the Original Indenture, on June 29, 2018, the Issuer issued an additional US$36,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023, and, pursuant to the terms of the Original Indenture as amended and supplemented by the First Supplemental Indenture, on May 15, 2019, the Issuer issued an additional US$25,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023 (collectively, the “Additional Securities” and, together with the Original Securities, the “Securities”);

WHEREAS, subject to certain exceptions, Section 9.02 of the Indenture provides that the Issuer, the Collateral Agent, the Guarantors and the Trustee may make amendments and supplements to the Indenture and the Securities with the written consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class (the “Requisite Majority Consent”);

WHEREAS, the owners or beneficial owners of a majority in principal amount of the outstanding Securities (the “Consenting Holders”) have consented to certain amendments to the Indenture and the Securities by executing a form of consent substantially in the form attached hereto as Exhibit A (each, a “Consent” and, collectively, the “Consents”) and have authorized and directed the Trustee and the Collateral Agent to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer and the Guarantors have done all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors, the Trustee and the Collateral Agent in accordance with the terms of the Indenture and have satisfied all other conditions required under Article 9 of the Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, each of the Trustee and the Collateral Agent is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the parties hereto and the Holders of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Capitalized Terms. All capitalized terms contained in this Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 1.02. Section References. Section references contained in this Supplemental Indenture (other than in Article 2 hereof) are to sections in this Supplemental Indenture unless the context requires otherwise.

ARTICLE 2

AMENDMENTS

Section 2.01. Amendments.

(a) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 1.01 of the Indenture is hereby amended by adding the following definition in its relevant alphabetical location:

“Convertible Notes Guarantee” means the full and unconditional unsecured guarantee by Quotient Suisse SA, a company formed under the laws of Switzerland, and any other Swiss Obligor of the payment and performance of all obligations of the Issuer and the guarantors under the Issuer’s 4.75% Convertible Senior Notes due 2026 (the “Convertible Notes”) and the indenture governing such Convertible Notes and any Refinancing Indebtedness that may be Incurred in compliance with Section 4.03 of the Indenture to refund, refinance or defease the Convertible Notes.

(b) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 4.03(b)(xxiv) of the Indenture is amended by (i) replacing the dollar amount of “$75,000,000” with “$110,000,000.00 or such lesser amount as is outstanding as of the close of business, New York time, on June 2, 2021;” and (ii) adding the words “, and guarantees of one or more of the Guarantors in respect of such Indebtedness” at the end of such section.

(c) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 4.03(c) of the Indenture is amended to add a new clause (ii) referring to the Convertible Notes Guarantee and accordingly is hereby amended and restated as follows:

Notwithstanding Section 4.03(b), Quotient Suisse or any other Swiss Obligor may not Incur any Indebtedness in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof) other than (i) Indebtedness represented by its Guarantee, (ii) the Convertible Notes Guarantee or (iii) unsecured Indebtedness Incurred under clause (ix) of Section 4.03(b) that is subordinated in right of payment to the Guarantee of Quotient Suisse or such other Swiss Obligor, as applicable, provided that the rights of the Issuer and its Restricted Subsidiaries (other than Quotient Suisse or any other Swiss Obligor) under such Indebtedness are pledged as Notes Collateral.

ARTICLE 3

EFFECT

Section 3.01. Effect. This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee, the Collateral Agent and every Holder of the Securities heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture; provided, however, that the amendments set forth in Article 2 of this Supplemental Indenture shall only become operative upon receipt of a DTC Proxy and Consent (as defined in the Consents) in respect of the DTC Securities (as defined in the Consents) beneficially owned by each Consenting Holder in accordance with the terms and conditions of the Consents. The date on which the amendments set forth in Article 2 of this Supplemental Indenture become operative is referred to herein as the “Operative Date”.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Ratification of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. If any provision of this Supplemental Indenture is inconsistent with a provision of the Indenture or the Securities, the terms of this Supplemental Indenture shall govern.

Section 4.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.

Section 4.03. No Recourse Against Others. No director, officer, employee, manager, member, partner, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or its creation.

Section 4.04. Electronic Means. The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

Section 4.05. Entire Agreement. This Supplemental Indenture, together with the Indenture as amended hereby, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

Section 4.06. Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Securities.

Section 4.07. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee or the Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe Sign (or such other digital signature provider as specified in writing to the Trustee or the Collateral Agent by the authorized representative), in English. The Issuer and Guarantors each agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 4.08. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.09. Trustee’s Disclosure. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Very truly yours,

QUOTIENT LIMITED

By:	/s/ Peter Buhler
Name: Peter Buhler
Title: Chief Financial Officer

ALBA BIOSCIENCE LIMITED, as Guarantor

By:	/s/ Peter Buhler
Name: Peter Buhler
Title: Director

QBD (QS IP) LIMITED, as Guarantor

By:	/s/ Peter Buhler
Name: Peter Buhler
Title: Director

QUOTIENT BIOCAMPUS LIMITED, as Guarantor

By:	/s/ Peter Buhler
Name: Peter Buhler
Title: Director

QUOTIENT BIODIAGNOSTICS, INC., as Guarantor

By:	/s/ Brian Williamson
Name: Brian Williamson
Title: Vice President & Treasurer

QUOTIENT IBERIA, S.L., as Guarantor

By:	/s/ Paul Stuart
Name: Paul Stuart
Title: Sole Director

QUOTIENT SUISSE SA, as Guarantor

By:	/s/ Peter Buhler
Name: Peter Buhler
Title: Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
Title: Vice President

Exhibit A

CONSENT

May 24, 2021

Reference is made to the Indenture dated as of October 14, 2016, as amended by the First Supplemental Indenture and the Second Supplemental Indenture thereto, dated as of December 4, 2018 and March 5, 2021, respectively (as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”) among Quotient Limited, a public limited liability no par value company formed under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Indenture.

By signing below, the undersigned hereby acknowledges and agrees, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

1. Representations and Warranties. The undersigned hereby represents and warrants to each of the Trustee, the Collateral Agent, the Issuer and each Guarantor that (i) the undersigned, as of the Record Date (as defined below), owns or beneficially owns, respectively, the principal amount of the Original Securities and the principal amount of the Additional Securities set forth opposite the undersigned’s name under the respective column headings “Principal Amount of Original Securities” and “Principal Amount of Additional Securities” in Schedule 1 attached hereto and, if such Securities are beneficially owned through the book-entry system of The Depository Trust Company (“DTC Securities”), then such Securities are held through The Depository Trust Company participant (the “Participant”) set forth opposite the undersigned’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 1 attached hereto (and if nothing is set forth opposite the undersigned’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 1 attached hereto then the undersigned does not hold such Securities through the book-entry system of The Depository Trust Company), (ii) the respective CUSIP numbers of such Original Securities and such Additional Securities that are beneficially owned by the undersigned are set forth opposite the undersigned’s name under the respective column headings “Original Securities CUSIP No.” and “Additional Securities CUSIP No.” in Schedule 1 attached hereto, (iii) the undersigned is not the Issuer or an Affiliate of the Issuer, (iv) the undersigned has the full power and authority to provide this Consent with respect to such Securities that are owned or beneficially owned by the undersigned, (v) there are no proxies or other agreements or understandings in effect that limit, restrict or impact the undersigned’s power and authority to provide this Consent with respect to such Securities that are owned or beneficially owned by the undersigned, (vi) this Consent has been duly executed and delivered by the undersigned, and this Consent constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, and (vii) each of the Trustee, the Collateral Agent, the Issuer and each Guarantor shall be entitled to rely on this Consent. As used herein, “Record Date” means as of 5:00 p.m. (New York City time) on May 21, 2021.

In addition, the undersigned hereby agrees to and acknowledges the representations, warranties and agreements set forth in Sections 4.1, 4.2, 4.4 and 4.7 of the Purchase Agreement dated October 14, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Purchase Agreement”) among the Issuer, the subsidiaries of the Issuer party thereto and the purchaser(s) party thereto related to the Securities owned or beneficially owned by the undersigned and described on Schedule 1 attached hereto as if such representations, warranties and agreements were made by the undersigned as of the date first written above in respect of the Securities owned or beneficially owned by the undersigned and described on Schedule 1 attached hereto and the Guarantees of such Securities (taking into the account the proposed amendments to the Indenture contemplated by the Supplemental Indenture (as defined below)) (with references to the “Issue Date” in such representations, warranties and agreements being deemed to refer to the date first written above).

2. Approval and Consent. Pursuant to Section 9.02 of the Indenture, the undersigned hereby approves and consents to (i) the supplement to the Indenture as set forth in the Third Supplemental Indenture substantially in the form attached hereto as Exhibit A (the “Supplemental Indenture”) and (ii) the execution and delivery of the Supplemental Indenture by U.S. Bank National Association in its capacity as Trustee and Collateral Agent under the Indenture.

3. Authorization of Trustee and Collateral Agent. Each of the Trustee and the Collateral Agent is hereby authorized, empowered and directed by the undersigned to execute and deliver the Supplemental Indenture and to execute any documents or take any actions reasonably necessary in order to effectuate this Consent.

4. Direct and DTC Delivery of Consents. This Consent will be delivered directly to the Issuer, the Guarantors, the Trustee and the Collateral Agent and, following receipt of the requisite consents from consenting owners or beneficial owners of the Securities, the Issuer, the Guarantors, the Trustee and the Collateral Agent will execute and deliver the Supplemental Indenture. To allow the Issuer, the Guarantors, the Trustee and the Collateral Agent to further verify the undersigned’s beneficial ownership of any DTC Securities, the undersigned further agrees to instruct the Participant to instruct DTC to issue (or to direct Cede & Co. to issue) a proxy to the Participant in order to enable the undersigned to exercise as of the Record Date the right to consent as the record holder of such DTC Securities in accordance with the applicable procedures of DTC (a “DTC Proxy and Consent”). The Supplemental Indenture provides that the amendments and waiver contemplated thereby will not become operative until, among other conditions, a DTC Proxy and Consent is received in respect of the DTC Securities beneficially owned by the undersigned.

5. General Authorization. Any and all actions heretofore or hereafter taken by the Trustee, the Collateral Agent, the Issuer, any Guarantor and/or any officer, director, member, manager, partner, employee, contractor, Affiliate, attorney, representative and/or agent of any of the foregoing consistent with the intent and purpose of the matters approved or consented to in this Consent are hereby ratified, confirmed, approved and consented to in all respects.

6. Effective Date. This Consent shall become effective as of the date first written above.

7. Governing Law; Waiver of Jury Trial. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS AND RIGHTS OF THE UNDERSIGNED SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS CONSENT. The undersigned hereby submits to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Consent or the transactions contemplated hereby.

8. Miscellaneous. This Consent shall bind the undersigned (and such undersigned’s successors and assigns) and every subsequent owner or beneficial owner of the Securities described on Schedule 1 attached hereto (or portion thereof that evidences the same debt as such Securities). Any and all notice required to take any action in adopting this Consent is hereby waived. The undersigned acknowledges that this Consent constitutes the required notice of the Supplemental Indenture pursuant to Section 9.02(b) of the Indenture. Headings of the Sections of this Consent have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. Delivery of an executed signature page to this Consent by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Consent.IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date first written above.

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date first written above.

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